Exhibit 15.1

July 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 28, 2004 on our review of interim financial information of NII Holdings, Inc. (the “Company”) for the three and six-month periods ended June 30, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on (a) Form S-3 (No. 333-110980), as amended by Pre-effective Amendment on Form S-3 filed March 9, 2004, (b) Form S-1 (No. 333-102077), as amended by Pre-effective Amendment on Form S-3 to the Form S-1 filed April 11, 2003 and Post-effective Amendment on Form S-3 to the Form S-1 filed February 19, 2004, (c) Form S-8 (No. 333-101136), (d) Form S-3 (No. 333-114921) filed April 27, 2004, as amended by Pre-effective Amendment No. 1 to the Form S-3 filed July 15, 2004 and (e) Form S-8 (No. 333-117394) filed July 15, 2004.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
McLean, Virginia